Yield10 Bioscience Announces Second Quarter 2022 Financial Results
-Winter program targeting more than 1,000 acres through grower contracts

-On track to achieve key 2022 goal of identifying herbicide tolerant Camelina lines for seed scale up and commercial development

-Management will host a conference call today at 4:30 p.m. (ET) to review financial results and provide a corporate update
WOBURN, Mass. - August 10, 2022 - Yield10 Bioscience, Inc. (Nasdaq:YTEN) ("Yield10" or the "Company"), an agricultural bioscience company, today reported financial results for the three and six months ended June 30, 2022.
“We are making solid progress operationalizing our commercial plan to launch Camelina as a platform crop to supply low-carbon feedstock oil for the biofuel market and to produce omega-3 nutritional oil and PHA bioplastic longer term,” said Oliver Peoples, Ph.D., Chief Executive Officer of Yield10 Bioscience. “Our market development efforts focused on the biofuel feedstock opportunity have positioned us to contract more than 1,000 acres of winter Camelina with growers in the U.S. and Canada. We expect planting to be completed by early October 2022 and harvest of Camelina grain for processing into oil and protein meal is anticipated in second quarter 2023. In addition, our ongoing and planned winter and contra-season Camelina seed production activities are ramping up with the goal of enabling the expansion of grower contracts in 2023 for oil production and off-take to the biofuel market. In the second half of 2022, we will continue our market development efforts building relationships with contract growers and biofuel supply chain participants.

"We have a significant effort underway to deploy novel performance traits as well as established herbicide tolerance and pest resistance traits into our Elite Camelina germplasm. Our spring 2022 field test program includes evaluating herbicide tolerance in more than 30 candidate Camelina lines. In these ongoing field tests, these plants have displayed excellent herbicide tolerance throughout the growing season. Following harvest, we will be evaluating a range of agronomic parameters as well as seed yield obtained in these lines. Based on positive preliminary results, we are planning contra-

season seed scale up to accelerate the pace of development and commercialization of the best herbicide tolerant Camelina lines. We believe herbicide tolerant Camelina will be very attractive to growers and enable planting of the crop on large acreage.”

“As 2022 progresses, we continue to focus on market development and seed production activities to enable a significant ramp-up in contracted acres in 2023 and beyond. We will also continue to generate proof points supporting the agronomics and seed yield of our Elite Camelina varieties. We are currently completing the evaluation of seed yield data obtained across several geographies in our recent winter planting. Further, we expect to harvest our 2022 spring field test planting and in the months ahead conduct an evaluation of seed yield and oil content as well as herbicide tolerance and pest resistance to inform future trials and the selection of new Camelina lines for development,” said Peoples.

Recent Accomplishments
•Ongoing market development activities: In the second quarter, Yield10 continued market development activities to build visibility for Camelina as a new annual crop targeting the biofuels market and to identify farmers interested in growing Camelina in the winter or spring season.

•2022 seed scale up and field test program underway: Yield10 is evaluating candidate Camelina lines for herbicide tolerance to identify lead and back up lines for commercial development and regulatory approval. To date, these Camelina plants have displayed excellent tolerance to over-the-top application of a broadleaf herbicide in the field. Yield10 will be collecting a range of agronomic and seed yield data on these lines and selecting lines for seed multiplication. In addition, a prototype Camelina PHA line is being grown at acre-scale to produce PHA for process development and business development purposes. Yield10 is also evaluating traits C3007 and C3020 as well as identifying candidate Camelina lines resistant to downy mildew, a fungal pathogen.

•2021/2022 winter season field testing and seed scale up complete: The harvest of seed from sites in the U.S. and Canada will soon be complete. Yield10 is analyzing seed yield data from the winter field tests.

•Omega-3 patent published: Recently, a patent application was published describing significant improvements to the technology for using Camelina as a production platform to make the omega-3 fatty acid EPA for human use as a nutraceutical, pharmaceutical or food additive as well as for making the combination of EPA and DHA for animal feed. This patent application filed by Rothamsted Research in 2021 is expected to extend the patent protection for this technology through 2040. Yield10 is collaborating with Rothamsted on the development of Camelina to sustainably produce omega-3 oils and has an exclusive option to this technology.

Geopolitical Uncertainty and COVID-19 Impact on Operations

The Company has implemented business continuity plans to address the COVID-19 pandemic and minimize disruptions to ongoing operations. In addition, the conflict in Ukraine has resulted in significant uncertainty in the agriculture and commodities markets, and may have a significant impact on the Company’s business and operations. To date, despite the pandemic, Yield10 has been able to move forward with the operational steps required to execute its 2022 spring field trials in Canada and the United States. However, it is possible that any potential future closures of research facilities, should they continue for an extended time, or delays in receiving supplies and materials needed to conduct field trials and research, or economic repercussions of the pandemic or other geopolitical uncertainty, such as the ongoing conflict between Ukraine and Russia, could adversely impact the Company's anticipated time frames for evaluating and/or reporting data from our field trials and other work we plan to accomplish during 2022 and beyond.

SECOND QUARTER 2022 FINANCIAL OVERVIEW
Cash Position
Yield10 Bioscience is managed with an emphasis on cash flow and deploys its financial resources in a disciplined manner to achieve its key strategic objectives.
Yield10 ended the second quarter of 2022 with $10.2 million in unrestricted cash and investments; a net decrease of $2.5 million from unrestricted cash and investments of $12.7 million reported as of March 31, 2022. Net cash used by operating activities during the second quarter of 2022 was $2.5 million compared to $2.1 million used in the second quarter of 2021. The Company continues to estimate total net cash usage for the full year ended December 31, 2022 in a range of $12.0 - $12.5 million as it continues its controlled growth to develop proprietary Camelina plant varieties and to support the commercial launch of its Camelina grain products.
Yield10's present capital resources are expected to fund its planned operations into the first quarter of 2023. The Company's ability to continue operations after its current cash resources are exhausted is dependent upon its ability to obtain additional financing, including public or private equity financing, secured or unsecured debt financing, receipt of additional government research grants, as well as licensing or other collaborative arrangements.
Operating Results

Grant revenue for the second quarter of 2022 and the second quarter of 2021 were $0.1 million and $0.2 million, respectively. Research and development expenses increased by $0.4 million from $1.7 million during the second quarter of 2021 to $2.0 million in the second quarter of 2022. General and administrative expenses were $1.5 million and $1.6 million for the quarter ended June 30, 2022 and June 30, 2021, respectively, reflecting a decrease of $0.1 million.
Yield10 reported a net loss of $3.4 million for the quarter ended June 30, 2022, or $0.70 per share, as compared to a net loss of $3.1 million, or $0.64 per share, for the quarter ended June 30, 2021. The greater net loss is primarily due to the decrease in grant revenue and the Company's increased operating expenses resulting primarily from the addition of new staff and costs related to pre-commercial seed production.
For the six months ended June 30, 2022, the Company reported a net loss of $6.8 million, or $1.38 per share, compared to a net loss of $5.7 million, or $1.23 per share, during the six months ended June 30, 2021. Year to date grant revenue earned through June 30, 2022 and June 30, 2021 were $0.3 million and $0.4 million, respectively. Research and development expenses were $3.8 million and $3.0 million during the six months ended June 30, 2022 and June 30, 2021, respectively. During those same periods, general and administrative expenses were $3.2 million and $3.0 million.
Yield10 Bioscience management will host a conference call today at 4:30 p.m. (ET) to discuss the second quarter 2022 results. The Company also will provide a corporate update and answer questions from the investor community. A live webcast of the call with slides can be accessed through the Company's website at www.yield10bio.com in the investor relations events section. To participate in the call, dial toll-free 877-709-8150 or 201-689-8354 (international).
To listen to a telephonic replay of the conference call, dial toll-free 877-660-6853 or 201-612-7415 (international) and enter pass code 13730466. The replay will be available until August 24, 2022. In addition, the webcast will be archived on the Company's website in the investor relations events section.
About Yield10 Bioscience
Yield10 Bioscience, Inc. is an agricultural bioscience company that is using its differentiated trait gene discovery platform, the “Trait Factory”, to develop improved Camelina varieties for the production of proprietary seed products, and to discover high value genetic traits for the agriculture and food industries. Our goals are to efficiently establish a high value seed products business based on developing superior varieties of Camelina for the production of feedstock oils for renewable diesel, PHA bioplastics and omega-3 (DHA+EPA) oils, and to license our yield traits to major seed companies for commercialization in major row crops, including corn, soybean and canola. Yield10 is headquartered in Woburn, MA and has an Oilseeds Center of Excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com, or follow the Company on Twitter, Facebook and LinkedIn. (YTEN-E)

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the

Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, expectations regarding Yield10’s cash position, cash forecasts and runway, expectations related to research and development activities, intellectual property, the expected regulatory path for traits, reproducibility of data from field tests, the timing of completion of additional greenhouse and field test studies, the outcomes of 2021-2022 winter field tests, 2022 spring field tests, and seed scale-up activities, the signing of research licenses and collaborations, including whether the objectives of those collaborations will be met, whether the Company will be able to generate proof points for traits in development and advance business discussions around its Camelina business plan, the potential impact on operations of the COVID-19 pandemic, the geopolitical uncertainty caused by the conflict between Ukraine and Russia, and value creation as well as the overall progress of Yield10 Bioscience, Inc., constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience’s filings with the Securities and Exchange Commission. Yield10 Bioscience assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com
Investor Relations:
Bret Shapiro, (561) 479-8566, brets@coreir.com
Managing Director, CORE IR
Media Inquiries:
Eric Fischgrund, eric@fischtankpr.com
FischTank Marketing and PR

(FINANCIAL TABLES FOLLOW)

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Grant revenue	$103	$174	$252	$370
Total revenue	103	174	252	370

Expenses:
Research and development	2,016	1,651	3,779	2,967
General and administrative	1,523	1,604	3,230	3,036
Total expenses	3,539	3,255	7,009	6,003
Loss from operations	(3,436)	(3,081)	(6,757)	(5,633)

Other income (expense):
Other income (expense), net	2	—	1	(1)
Total other income (expense)	2	—	1	(1)
Loss from operations before income taxes	(3,434)	(3,081)	(6,756)	(5,634)
Income tax provision	(9)	(11)	(18)	(19)
Net loss	$(3,443)	$(3,092)	$(6,774)	$(5,653)

Basic and diluted net loss per share	$(0.70)	$(0.64)	$(1.38)	$(1.23)
Number of shares used in per share calculations:
Basic and diluted	4,900,298	4,868,156	4,894,638	4,583,723

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(In thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$3,180	$5,329
Short-term investments	6,978	10,661
Accounts receivable	35	164
Unbilled receivables	28	34
Prepaid expenses and other current assets	483	436
Total current assets	10,704	16,624
Restricted cash	264	264
Property and equipment, net	895	890
Right-of-use assets	2,162	2,354
Other assets	248	283
Total assets	$14,273	$20,415

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$24	$83
Accrued expenses	1,059	1,136
Current portion of lease liabilities	544	514
Total current liabilities	1,627	1,733
Lease liabilities, net of current portion	2,375	2,656
Total liabilities	4,002	4,389
Commitments and contingencies
Stockholders’ Equity:
Preferred stock ($0.01 par value per share); 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock ($0.01 par value per share); 60,000,000 shares authorized at June 30, 2022 and December 31, 2021; 4,901,246 and 4,881,851 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	49	49
Additional paid-in capital	403,347	402,283
Accumulated other comprehensive loss	(220)	(175)
Accumulated deficit	(392,905)	(386,131)
Total stockholders’ equity	10,271	16,026
Total liabilities and stockholders’ equity	$14,273	$20,415

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(6,774)	$(5,653)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	128	108
Charge for 401(k) company common stock match	76	69
Stock-based compensation	1,011	739
Non-cash lease expense	192	175
Deferred income tax provision	19	14
Changes in operating assets and liabilities:
Accounts receivable	129	10
Unbilled receivables	6	(11)
Prepaid expenses and other assets	(37)	24
Accounts payable	(59)	41
Accrued expenses	(80)	(69)
Lease liabilities	(251)	(223)
Net cash used in operating activities	(5,640)	(4,776)

Cash flows from investing activities
Purchase of property and equipment	(133)	(136)
Purchase of investments	(710)	(3,891)
Proceeds from the maturity of short-term investments	4,371	5,250
Net cash provided by investing activities	3,528	1,223

Cash flows from financing activities
Proceeds from warrants exercised	—	3,856
Proceeds from public offering, net of issuance costs	—	11,993
Taxes paid on employees' behalf related to vesting of stock awards	(14)	(83)
Net cash (used in) provided by financing activities	(14)	15,766

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(23)	5

Net (decrease) increase in cash, cash equivalents and restricted cash	(2,149)	12,218
Cash, cash equivalents and restricted cash at beginning of period	5,593	3,687
Cash, cash equivalents and restricted cash at end of period	$3,444	$15,905